Exhibit 5

      HILLIX, BREWER, HOFFHAUS, WHITTAKER & WRIGHT, L.L.C.
                          Fourth Floor
                        Two Crown Center
                       2420 Pershing Road
                Kansas City, Missouri  64108-2537
                    Telephone (816) 221-0355
                    Telecopier (816) 421-2896

                         August 29, 1995

Anuhco, Inc.
9393 West 110th Street
Suite 100
Overland Park, Kansas  66210

Gentlemen:

     We refer to the Registration Statement of Anuhco, Inc. ("the Company") on Form S-8, dated August 29, 1995, to be filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "1933 Act"), 50,000 shares of common stock of the Company to be offered under a Stock Option Agreement by and between Anuhco, Inc. and C. Ted McCarter, effective May 31, 1995 ("Agreement").

     We have examined the certificate of incorporation of the Company, its by-laws, the minutes of the meetings of its board of directors and stockholders, and other Company records pertaining to this opinion which we have deemed relevant. Based upon this examination, it is our opinion that (i) all necessary corporate action has been taken to authorize the issuance and sale of 50,000 shares of common stock under the Agreement for the consideration set forth in said Agreement, and (ii) upon the issuance and sale of said 50,000 shares for such consideration pursuant to an effective Registration Statement under the 1933 Act and in compliance with applicable state securities laws, said shares will be legally issued, fully paid and nonassessable.

     We hereby consent to the reference to us under the heading "Legal Opinion" in the prospectus which constitutes a part of the Registration Statement and also consent to the inclusion of the opinion in the Registration Statement as Exhibit 5 thereto.

               Sincerely,
               HILLIX, BREWER, HOFFHAUS, WHITTAKER & WRIGHT
               /s/ James S. Swenson
               James S. Swenson